                                               NEWS RELEASE

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846 N. Mart-Way Court, Olathe, Kansas 66061            Phone: 913-647-0158
                                                       Fax:  913-647-0132

       investorrelations@elecsyscorp.com
FOR IMMEDIATE RELEASE:

Contact:          Todd A. Daniels
                  (913) 647-0158, Phone
                  (913) 647-0132, Fax
                  investorrelations@elecsyscorp.com

          ELECSYS ANNOUNCES EXECUTIVE UPDATE WITHIN ITS DCI SUBSIDIARY

Olathe, Kansas (May 23, 2008) - Elecsys Corporation (AMEX: ASY), announced today that Robert O'Conor will not be joining the Company's DCI, Inc. subsidiary as
Executive Vice President of Business Development as previously announced.

Mr. O'Conor stated, "While very excited about the opportunity to join a company like DCI and be a part of its continued growth, personal and family reasons make it necessary for me to remain in my current position. I am extremely impressed with DCI's operations, team oriented culture, and customer service focus and I am confident Elecsys will experience continued success."

Karl B. Gemperli, Chief Executive Officer and President of DCI, will lead the subsidiary's business development efforts while the Company continues its search for another exceptional candidate. He commented, "We have aggressive growth plans for DCI and we are confident we will find the right leader soon to help us accelerate the growth at that business."

About Elecsys Corporation

Elecsys Corporation operates three wholly owned subsidiaries, DCI, Inc., NTG,
Inc., and Radix Corporation. DCI provides electronic design and manufacturing services for original equipment manufacturers in the aerospace, transportation, communications, safety, security and other industrial product industries. DCI has specialized expertise and capabilities to integrate custom electronic assemblies with a variety of innovative display and interface technologies. NTG designs, markets, and provides remote monitoring solutions for the gas and oil pipeline industry as well as other industries that require remote monitoring.
Radix develops, designs and markets ultra-rugged handheld computers, peripherals and portable printers. The markets served by its products include utilities, transportation logistics, traffic and parking enforcement, route accounting/deliveries, and inspection and maintenance. For more information, visit our website at www.elecsyscorp.com.

Safe-Harbor Statement

The discussions set forth in this press release may contain forward-looking comments based on current expectations that involve a number of risks and uncertainties. Actual results could differ materially from those projected or suggested in the forward-looking comments. The difference could be caused by a number of factors, including, but not limited to the factors and conditions that are described in Elecsys Corporation's SEC filings, including the Form 10-KSB for the year ended April 30, 2006. The reader is cautioned that Elecsys
Corporation does not have a policy of updating or revising forward-looking statements and thus he or she should not assume that silence by management of
Elecsys Corporation over time means that actual events are bearing out as estimated in such forward-looking statements.

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